LEASE AGREEMENT

     THIS LEASE AGREEMENT, made this 20th day of March, 2001, by and between
W. WAYNE FANN, owners of the Premises (defined below), with their offices located at 509 N. Patterson Street, Valdosta, GA 31601 (hereinafter referred to as "Lessor") and DCA OF VALDOSTA, LLC, a Delaware limited liability company, having an office at 506 North Patterson Street, Valdosta, GA 31601 (hereinafter referred to as "Lessee").

                               1. PREMISES
                                  --------

     Lessor, in consideration of the rents and covenants hereinafter mentioned, does demise and lease unto Lessee, all that certain space consisting of approximately 6200 square feet of rentable space, located at 506 North Patterson Street, Valdosta, GA (the "Premises"), to be used for an out-patient medical and dialysis center and for related offices, medical and other, as well as storage purposes ("Use").

                                2. TERM
                                   ----

     This Lease is for the term of ten (10) years, commencing on the Commencement Date defined below (the "Term").

                       3. COMMENCEMENT OF TERMS
                          ---------------------

     3.1 Commencement of Rent
         --------------------

     The Term and the payment of Rent shall commence on the date that the Premises shall be substantially completed (the "Commencement Date") for Lessee's possession and intended Use. The Premises shall be deemed substantially completed when all of the following have been met: (i) Lessee has procured a certificate of occupancy or, if a certificate of occupancy is not legally required, when the Premises are ready for the intended Use, whichever first occurs; (ii) the facilities and systems serving the Premises are in good operating condition; and (iii) the Premises comply with all safety, health and other governmental codes.

     3.2 Renovation
         ----------

     All interior alterations and renovations of the Premises shall be the responsibility of the Lessee, with the approval of all plans and specifications to be approved by Lessor, which approval shall not be unreasonabley withheld; however, Lessor will provide Lessee with up to fifty five dollars ($55.00) per rentable square foot build-out allowance. The Lessee agrees to pay as additional monthly rent to Lessor the amount of the build-out allowance amortized over the initial term of the Lease. Lessor shall accommodate and shall not interfere with Lessee's contractors with respect to such alterations and renovations.

                               4. RENT
                                  ----

     4.1 Lessee agrees to pay as rent to Lessor for the Use of the Premises during the first year of the Term Fifty Five Thousand and 00/100 ($55,000.00) Dollars per year ("Rent") to be paid in monthly installments of Four Thousand, Five Hundred Eighty Three and 33/100 ($4,583.33) Dollars, increasing two percent (2%) each of the following nine years of the Term, payable monthly in advance on the due date, which is the first day of each calendar month during the Term, allowing ten (10) day check processing time.

     4.2 In the event the Commencement Date falls on a date later than the first day of the month, the Lessee shall pay a pro-rated rent for said partial month.

                           5. RENEWAL OPTION
                              --------------

     This Lease shall be renewable for two consecutive periods of five (5) years each under the terms and conditions of this Lease, which Renewal Periods shall be automatic provided that:

     (i)   Lessee is not in default hereunder; and

     (ii) Lessee has not given notice of its intent to terminate the Lease and not enter into any Renewal Period; provided that any such notice to terminate this Lease and not to renew shall be given at least ninety (90) days prior to the expiration of the current Term; and

     (iii) The Rent for any Renewal Period will commence on the first day of the month immediately following the expiration of the Term or the first Renewal Period, as the case may be, and will be at an additional rental to be negotiated but in no event to exceed 10% in the aggregate of the yearly rent for the immediately preceding Term or the first Renewal Period, as the case may be, for such five year Renewal Period.

                  6. OPERATING RESPONSIBILITIES OF THE LESSOR
                     ----------------------------------------

     Lessor shall be responsible for the following during the Term:

     (i) To keep and maintain in good, clean, safe and sanitary order, condition and repair the roof, exterior walls, structure, foundation, floor slabs, paving and outside walks and other structural components of the Premises, and surrounding grounds;

     (ii) To keep and maintain in good and sanitary order, condition and repair the plumbing, electrical and gas components leading into and the overall plumbing, electrical and gas components of the Premises;

     (iii) To keep and maintain in good and sanitary order, condition and repair, the parking areas; and to mark the parking spaces for the Lessee's staff and for the Lessee's patients (see subparagraph (v));

     (iv) To insure the Premises are free from pests and all infestations, and to be responsible for bi-monthly extermination at Lessor's sole cost and expense;

     (v) To insure adequate and free parking adjacent to the Premises, including a reserved space and ramp for delivery of supplies, and to insure a minimum of twenty (20) assigned and clearly marked parking spaces for the sole use of Lessee's patients and staff, of which three (3) parking spaces will be designated and so marked for the handicapped and placed at the Premises' closest entrance, and to allow Lessee's patients and staff to use additional parking facilities as may be available;

     (vi) To provide and maintain sufficient landscaping around the Premises in such manner and capacity as to create a pleasing and attractive environment for the Premises;

     (vii) To provide trash dumpsters in close proximity to the Premises of sufficient size and capacity to handle the daily containment and removal of trash from the Premises; provided however, that Lessee shall be responsible at its sole cost and expense for the proper containment and disposal of all medical refuse;

     (viii) To make specific improvements to the exterior of the Premises that are mutually agreed upon with the Lessee, so the Premises are easily accessible for the delivery of supplies and the entrance or exit of non-ambulatory patients to include the following:

          (a) The installation of a loading ramp and a pair of 5' 0" ; 7'0" A-label, hollow metal double doors and frame at the rear of the property.

          (b) The installation of and ADA approved ramp at the entrance to the property).

          (c) Complete painting of all non-brick areas on the exterior of the property.

     (ix) To permit Lessee's installation of interior and exterior signs identifying the Lessee and its business, such signs to be reasonable in number, size and design; and Lessor to include and display Lessee's business name on all Premises directories and at the Premises' street entrance signs;

     (x) To insure Lessee has access to the Premises 24 hours per day, seven (7) days a week, 52 weeks each year during the Term and all Renewal Periods;

     (xi) To provide utilities and services, in particular sufficient water, electric and gas lines and telephone conduits to meet the needs of Lessee's dialysis center; the Premises shall have available 400 amp dedicated service three (3) phase; Lessor shall provide no less than a 2" water line capable of producing a flow rate of 70 psi, and sewer lines together with a natural gas line from the street to the Premises;

     (xii) To pay all real estate, sales, income and other taxes with respect to the Premises and this Lease;.

     (xiii) To install and maintain at and about the Premises exterior lighting sufficient to meet local and state building codes; and

     (xiv) To keep and maintain in good and sanitary order, condition and repair, air conditioning and heating, including but not limited to all necessary plumbing, electrical and ventilation, engineered and satisfactory in size and capacity to Lessee's requirements, to handle the heating and cooling needs of Lessee's Use; Lessor warrants that the HVAC systems are and shall continue to be safe and in good operating condition, are structured to the needs of the Lessee, and shall be repaired and maintained at Lessor's sole cost.

                   7. OPERATING RESPONSIBILITIES OF LESSEE
                      ------------------------------------

     Lessee shall be responsible for the following during the Term:

     (i) To pay for all utilities Lessee uses at the Premises, including water, sewer, electricity, heat and air conditioning (subject to Section 6(Xiv)), and telephone;

     (ii) To make and pay for all necessary alterations and improvements to the Premises, to include interior maintenance, repair and cleaning of carpets, painting of interior walls, and interior decorating, which Lessee has the right to do for Lessee's own purposes, which shall be made at Lessee's expense, other than as stipulated in Section 3.2; Lessee may remove furniture, fixtures, laboratory and other equipment and movable improvements installed within the Premises at any time, including machinery and equipment affixed to the Premises; Lessee shall promptly repair any damage to the Premises as a result of such removal, other than normal wear and tear;

     (iii) Lessee shall not permit any mechanic's liens, or similar liens, to remain upon the Premises for labor and material furnished to Lessee or claimed to have been furnished to Lessee in connection with work of any character performed or claimed to have been performed at the direction of Lessee and shall cause any such lien to be released and an instrument evidencing discharge of same to be recorded forthwith without any cost to Lessor.
Lessee shall indemnify and save Lessor harmless from all injury, loss, claims, liens or damage to any person or property occasioned by or arising from such work. If Lessor incurs any costs and expenses, including reasonable attorney's fees, then Lessee shall pay the Lessor that sum so incurred as additional rent;

     (iv) To provide janitorial services and supplies for and trash removal from the Premises, and to maintain the Premises in good condition; and

     (v) To return the Premises in good condition and repair, subject to normal wear and tear, at the end of the Term or any Renewal Period.

                   8. ASSIGNING OR SUBLETTING BY LESSEE
                      ---------------------------------

     Lessee shall have the privilege of assigning or subletting the Premises, after first obtaining written consent of Lessor, such consent to be reasonable and shall not be arbitrarily withheld. Notwithstanding any provisions hereof, Lessee may assign or sublet the Premises or any portion thereof, without Lessor's consent, to (i) Lessee's medical director and similar physician; and
(ii) any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires substantially all of the assets of Lessee, provided that said assignee assumes, in full, the obligations of Lessee under this Lease. Any such subletting or assignment shall terminate from that time on any and all liabilities and obligations of Lessee to pay rent or perform under the Lease. Consent to one assignment or subletting by Lessor shall not be deemed consent to any subsequent assignment or subletting.

                      9. RESPONSIBILITY OF LESSEE
                         ------------------------

     All damages or injuries done to the Premises by Lessee and/or Lessee's servants, agents, employees, patients, and individuals for whom Lessee is responsible shall be repaired by Lessee at its expense, exclusive of ordinary wear and tear, or except as the result, directly or indirectly, of Lessor's failure to maintain the Premises in accordance with the provisions of this Lease, or except for the negligence of Lessor, its agents, invitees, contractors, employees, or other representatives. Lessee covenants and agrees to make such repairs upon thirty (30) days' written notice given to Lessee by Lessor, and if Lessee shall thereafter neglect to make said repairs or commence to timely make the same, Lessor shall have the right to make such repairs at the reasonable expense and cost of Lessee, provided Lessor gives Lessee thirty (30) days written notice that Lessor is going to cure the damage or injury and charge the same to Lessee, and the amount thereof may be collected as additional rent accruing for the month following the date of said repair.

                              10. FIRE OR CASUALTY
                                  ----------------

     In the event that the Premises shall be totally or substantially damaged by fire or other casualty or happening, to the extent that the business of the Lessee cannot reasonably be conducted therein and if such damage cannot be or is not repaired, restored, or rebuilt by the Lessor, as the case may be, to substantially the same condition as it was immediately prior to such damage or destruction within three (3) months after such damage, then either the Lessor or Lessee shall have the option of terminating this Lease by written notice delivered to the other party not later than thirty (30) days following such failure to rebuild; in either event Lessee shall immediately vacate and surrender possession of the Premises to Lessor. If neither Lessee nor Lessor elects to terminate this Lease, or if the Premises are not damaged to the extent that the damage unreasonably interferes with Lessee's Use, Lessor shall proceed with said repairs with all reasonable diligence, but in no event shall the repairs exceed ninety (90) days. The Rent payable hereunder shall entirely abate in case the Premises are substantially destroyed or so damaged as to render the Premises untenantable or not useable or convenient or in a condition for patients of Lessee noting the Use of the Premises, or abate proportionately according to the extent of the injury or damage sustained by the Premises, if such is not substantially destroyed or is rendered partially untenantable, until the Premises shall have been restored, repaired, or rebuilt and put in proper condition for the Use and occupancy of Lessee. Lessor agrees to institute such repairs immediately after such damage and to complete the same with due diligence and within a reasonable time as provided in this Lease.

                     11. LESSOR'S ACCESS AND INSPECTION
                         ------------------------------

     The Lessor, its employees, agents and servants may at reasonable times, with reasonable notice, or in emergency situations, enter all parts of the Premises, to inspect the same, to enforce or carry out any provision of the Lease, to make repairs and alterations as Lessor is required or should elect to do, and within 120 days of expiration of the Term or any Renewal Period, to show the Premises to others.

                          12. INDEMNIFICATION
                              ---------------

     Except for the negligence of Lessor, its agents, invitees, employees, contractors, or other representatives, and to the extent permitted by law, Lessee agrees to indemnify, defend and hold harmless Lessor, and Lessor's agents, invitees, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property arising from Lessee's Use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Lessee or due to any other act or omission of Lessee, its subtenants, assignees, invitees, employees, contractors and agents in or about the Premises. The furnishing of insurance required hereunder shall not be deemed to limit Lessee's obligations under this Section 12.

                            13. EVENTS OF DEFAULT
                                -----------------

     Each of the following events shall be an event of default ("Event of Default") by Lessee under this Lease:

     (i) Lessee shall fail to pay any installment of Rent or any other payment required herein when due, and such failure shall continue for a period of 10 days after written notice of such default provided to Lessee by Lessor;

     (ii) Lessee shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) be dissolved or otherwise fail to maintain its legal existence;

     (iii) Any insurance required to be maintained by Lessee pursuant to this Lease shall be canceled or terminated or shall expire or shall be materially reduced or changed, except, in each case, as permitted in this Lease;

     (iv) Lessee shall not occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the Use during the Term, whether or not Lessee is in monetary or other default under this Lease; or

     (v) Lessee shall fail to materially comply with any provision of this Lease other than those specifically referred to in this Section 13, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Lessor shall have given Lessee written notice of such default.

                         14. REMEDIES OF LESSOR
                             ------------------

     Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Lessor may at any time thereafter at its election terminate this Lease, and pursue any other remedies at law or in equity. Upon the termination of this Lease, it shall be lawful for Lessor, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Lessee and all persons and property therefrom.

    If Lessor terminates this Lease, Lessor may recover from Lessee the sum of all Rent and all other amounts accrued hereunder to the date of such termination, and the cost of reletting the whole or any part of the Premises. Lessor shall relet the Premises for the remainder of the Term or any Renewal Period, if applicable, at the best rent an agent may obtain with reasonable diligence, and Lessee shall be liable for the difference, if any, between the rent so obtained and the Rent which would have been paid by Lessee, had this Lease continued for the remainder of the Term or any Renewal Period, if applicable.

                              15. REMEDIES OF LESSEE
                                  ------------------

     In the event of a default under the terms, covenants or conditions of this Lease on the part of the Lessor which shall include but not be limited to unreasonably withholding consents, failure to maintain facilities for the introduction of water, gas, and electric to the Premises, failure to maintain the Premises as required herein, failure to use due care with respect to the persons and property of Lessee, failure of Lessor's warranties as to the good operating condition of the services to the Premises, and otherwise interfering with, whether negligently or intentionally, the business of Lessee and its peaceable and quiet enjoyment of the Premises for the Term and any Renewal Period, Lessee shall notify Lessor in writing of said default and Lessor shall have thirty (30) days to cure or commence to cure said default; provided that if the nature of the default is such that it cannot be reasonably cured within said thirty (30) days, Lessor shall not be deemed to be in default if it shall commence performance within said thirty
(30) day period and diligently proceeds to so cure the default thereafter.
If Lessor shall not cure or commence to cure the said default within the thirty (30) day period, Lessee has the option to either terminate this Lease and vacate the Premises immediately without any further liability under the Lease and take whatever other lawful remedies that may be available to it upon such default, or cure the default and at Lessee's option deduct reasonable costs and expenses for such cure from Rent or any other amounts accrued hereunder due, or otherwise be immediately reimbursed by Lessor.

     Should there be a need to make any emergency repairs which were otherwise the responsibility of the Lessor as provided in this Lease, but due to the emergent circumstances, Lessee makes such repairs, the cost thereof shall be a deduction from the Rent accruing for the month following the date of such repair.

                             16. INSURANCE
                                 ---------

     (i) Lessee, at its cost, shall maintain a policy of Combined Single Limit Bodily Injury and Property Damage Insurance during the Term and any applicable Renewal Period, such insurance to provide protection in the amount of One Million ($1,000,000) Dollars combined single limit, insuring Lessee against any liability arising out of and in connection with Lessee's Use or occupancy of the Premises.

     (ii) Lessor shall obtain and maintain insurance on the Premises, primarily a policy of Combined Single Limit Bodily Injury and Property Damage Insurance insuring against any liability arising out of the ownership or maintenance of the Premises and all areas appurtenant thereto in an amount not less than combined single limit of One Million ($1,000,000) Dollars. Lessor should also obtain and maintain a policy or policies of insurance covering loss or damage to the Premises, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event such is required by a lender having a lien on the Premises), and special extended perils ("all risk" as such term is used in the insurance industry).

     (iii) Lessee and Lessor each hereby release and relieve the other (which includes the other party's employees, agents, officers, directors and shareholders) from any liability, whether for negligence or otherwise, in connection with loss covered by any insurance policies which the releasor carries with respect to the Premises or any interest or property therein or thereon, but only to the extent that such loss is collected under said insurance policies. Such release is also conditioned upon the inclusion in the policy of a provision whereby any such release does not adversely affect such policy or prejudice any right of the releasor to recover thereunder. Each party's insurance policies shall include such a provision so long as it is obtainable without extra cost.

                                 17. QUIET ENJOYMENT
                                     ---------------

     Lessor, covenants and agrees that Lessee, upon paying said Rent and performing the covenants of this Lease, on its part to be performed, shall and may peaceably and quietly have, hold and enjoy the Premises, including but not limited to parking areas, sidewalk entrances and exits for the Term and all applicable Renewal Periods.

                                18. AUTHORIZATION
                                    -------------

     Lessor and Lessee each has all the requisite right, power, legal capacity and authority, individual, corporate and otherwise, to enter into this Lease and to assume and perform their respective obligations hereunder. The execution and delivery of this Lease and the performance by Lessor and Lessee of their obligations hereunder have been duly authorized by their respective boards of directors and/or partners, as the case may be, and this Lease is a binding and enforceable Lease of Lessor and Lessee according to its terms.
The execution, delivery and performance of this Lease by Lessor and Lessee will not result in any violation of and will not conflict with, or result in any breach of any of the terms of or constitute a default under, or constitute an event which with notice or the passage of time or both would constitute a default under, any provision of any law to which Lessor or Lessee is subject, any of their partnership agreements or articles of incorporation, and by-laws of the Lessor and/or Lessee, as the case may be, or any mortgage, indenture, agreement, instrument, judgment, decree, or rule or resolution or other restriction to which Lessor or Lessee is bound. The representations as contained herein are only made by Lessor and Lessee as to their own individual, partnership and/or corporate acts, articles of incorporation, by-laws and/or partnership agreements, as the case may be, and their respective related agreements and regulations and neither makes any representations as to the others acts, articles of incorporation, by-laws, partnership agreements, as the case may be, and related agreements and regulations.

     No action, approval, consent or authorization, including but not limited to any action, approval or consent of any shareholder, note holder, partner, or order of any court or governmental agency, commission, board, bureau or instrumentality, otherwise than as specifically provided in this Lease, is necessary in order to constitute this Lease as a valid, binding and enforceable obligation of the parties hereto in accordance with its terms.

                                    19. AGREEMENT
                                        ---------

     It is expressly understood by the parties that the whole agreement between them is embodied in this Lease and the attachments hereto (executed in duplicate) and may only be modified by a written agreement (s) executed by Lessor and Lessee.

                              20. HEIRS, SUCCESSORS, ETC.
                                  -----------------------

     This Lease shall be binding upon the parties hereto and their respective successors and/or assigns.

                                    21. NOTICES
                                        -------

     All Rent payments, notices, requests, demands and other communications under this Lease shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or the next day or second day if effected by such overnight mail, and properly addressed as follows:

To Lessor:           W. WAYNE FANN
                     509 N. Patterson Street
                     Valdosta, GA  31601

Copy To:             Coleman, Talley, Newborn, Attorneys
                     910 N. Patterson St.
                     Valdosta, GA  31601
                     Attn: Clay Powell

To Lessee:           DCA of Valdosta, LLC
                     506 N. Patterson St.
                     Valdosta, GA 31601
                     Attn: Stephen W. Everett, President

Copy To:             Jaffe Freedman & Hait, LLC
                     777 Terrace Avenue
                     Hasbrouck Heights, NJ 07604
                     Attn: Lawrence E. Jaffe, Esq.

     Any party may change its address for purposes of this Section 21 by giving the other parties written notice of the new address in the manner set forth above.

                             22. APPLICABLE LAW
                                 --------------

     This Lease shall be construed under the laws of the State of Georgia. If any provision of this Lease, or portion thereof, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                        23. WAIVER OF JURY TRIAL
                            --------------------

     If either party institutes legal action pertaining to this Lease, the venue of the suit shall be Lowndes County, Georgia. The parties also expressly waive any right which they otherwise may have to have any disputes between them resolved by means of trial by jury.

                           24. AUTHORSHIP
                               ----------

     Neither party to this Lease shall be benefited or burdened by any rule of document interpretation that otherwise would interpret a document against the interests of the author.

                          25. COUNTERPARTS
                              ------------

     This Lease may be executed in several counterparts and each such counterpart shall be deemed an original, and all counterparts shall constitute a single original Lease.


     IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Lease on the date so indicated alongside their respective signatures.


                                       Lessor: W. WAYNE FANN

                                          /s/ W. Wayne Fann
Dated:                   , 2000        By:--------------------------------
                                       W. WAYNE FANN


                                       Lessee: DCA OF VALDOSTA, LLC

                                          /s/Stephen W. Everett
                                       By:--------------------------------
                                          STEPHEN W. EVERETT, President